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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-8 (No. 333-68221) pertaining to registration of shares under the Smurfit-Stone Container Corporation Long-Term Incentive Plan and shares under Stone Container Corporation option plans converted to Smurfit-Stone Container Corporation shares in the merger agreement; (ii) on Form S-8 (No. 33-57085) pertaining to registration of shares under the Smurfit-Stone Container Corporation 1992 Stock Option Plan; (iii) on Form S-8 (No. 333-31961) pertaining to registration of additional shares under the Smurfit-Stone Container Corporation 1992 Stock Option Plan; (iv) on Form S-8 (No. 333-47143) pertaining to the registration of shares under the Smurfit-Stone Container Corporation Management Incentive Plan; (v) on Form S-8 (No. 333-32850) pertaining to the registration of shares under the Smurfit-Stone Container Corporation Hourly Savings Plan, the Smurfit-Stone Container Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan and the Smurfit Packaging Corporation Savings Plan (vi) on Form S-4 (No. 333-43656) pertaining to registration of shares under the Smurfit-Stone Container Corporation Preferred Stock Plan; (vii) on Form S-8 (No. 333-58018) pertaining to registration of shares under the St. Laurent Paperboard Hourly Savings Plan; and (viii) on Form S-8 (No. 333-63450) pertaining to registration of additional shares under the Smurfit-Stone Container Corporation 1998 Long-Term Incentive Plan, of our report dated January 29, 2003, except for paragraph 1 of Note 2 and paragraph 5 of Note 19 as to which the date is February 20, 2003, with respect to the consolidated financial statements and schedule of Smurfit-Stone Container Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

St. Louis, Missouri
March 6, 2003

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  Exhibit 23.1
Consent of Independent Auditors